Exhibit 10.3
SECOND AMENDMENT TO LEASE AGREEMENT
(2690 Cumberland Parkway)
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made and entered into as of the 13 day of April, 2004, by and between CUMBERLAND OFFICE PARK, LLC, a Georgia limited liability company (“Landlord”), and EBANK.COM, INC., a Georgia corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Prentiss Properties Acquisition Partners, L.P., as the initial landlord, and Tenant entered into that certain Lease Agreement dated June 30, 1999, as amended by that certain First Amendment to Lease Agreement dated as of August 18, 1999 (the “First Amendment”) (as so amended, the “Lease”), with respect to that certain “Premises” (as defined in Section 1.1A of the Lease, as amended by the First Amendment) composed of approximately 4,645 rentable square feet on the second (2nd) floor of the building commonly known as Cumberland Office Park, 2690 Cumberland Parkway, Atlanta, Georgia (the “Building”); and
     WHEREAS, Landlord is the successor-in-interest to all of the right, title and interest of the “landlord” or “lessor” under the Lease; and
     WHEREAS, Landlord and Tenant desire to extend the Term and otherwise to amend and modify the Lease as set forth in this Second Amendment.
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the foregoing premises and the respective undertakings of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Defined Terms. Each capitalized term used in this Second Amendment shall have the meaning ascribed to it in the Lease, unless such term is otherwise defined in this Second Amendment.
     2. Extension of the Term.
          (a) First Extension Term. In lieu of any extension or renewal rights set forth in the Lease (it being agreed that any such extension or renewal rights are hereby terminated), the Term of the Lease is hereby extended to 11:59 p.m. on October 31, 2006 (i.e., twenty-seven (27) months from the currently scheduled expiration date of July 31, 2004), subject to earlier termination as provided in the Lease, as amended hereby. Such twenty-seven (27) month extension period commencing August 1, 2004 (the “First Extension Term Commencement Date”) is herein referred to as the “First Extension Term”).
          (b) Additional Extension of the Term. So long as this Lease remains in full force and effect and no default has occurred (provided, however, that Landlord shall have the right in its sole discretion to waive in writing such “no-default” condition), subject to the final grammatical paragraph of this subparagraph (b), Tenant may extend the Term for one additional period of three (3) years (the “Second Extension Term”) by giving written notice thereof to Landlord so that Landlord actually receives such written notice before 5:00 p.m., Atlanta, Georgia time on or before the date at least twelve (12) months, but no earlier than fifteen (15) months prior to the then scheduled expiration of the Term (the “Extension

Notice Deadline”), provided that no tenant having any expansion rights, rights of first refusal, or similar rights with respect to any portion of the space then composing the Premises has elected or agreed to lease or otherwise occupy such space then composing the Premises or any portion thereof. If Landlord does not actually receive such written extension notice prior to 5:00 p.m., Atlanta, Georgia time on said date, then Tenant shall be deemed to have waived its rights set forth in this subparagraph (b) and any such rights, and any obligations of Landlord under this subparagraph, shall automatically terminate and be of no further force or effect. If Landlord does actually receive such written extension notice prior to 5:00 p.m., Atlanta, Georgia time on said date, then, subject to the foregoing, the Term shall be extended for the Second Extension Term on the following terms and conditions:
     (i) The Second Extension Term shall be on the same terms, covenants and conditions as this Lease (exclusive of tenant improvement allowances, refurbishment allowances, or similar allowances, rent abatements, and other concessions), except that Base Rent during the first twelve (12) months of the Second Extension Term shall be an amount equal to the fair market base rent for the Premises as of the commencement of the Second Extension Term, with annual fair market escalations in Base Rent during the Second Extension Term (collectively, the “Fair Market Base Rent”). Landlord and Tenant shall determine and agree upon the Fair Market Base Rent no later than the date that is thirty (30) days after the Extension Notice Deadline; if Landlord and Tenant do not determine and agree upon such terms by said date, the Fair Market Base Rent shall be determined by appraisal pursuant to subparagraph (ii), below. In no event, however, shall the Base Rent applicable during the Second Extension Term be less than the Base Rent payable under the Lease immediately prior to the commencement of the Second Extension Term. Fair Market Base Rent shall be determined giving consideration to incentives that may be offered to new tenants that will not be provided to Tenant for the Second Extension Term (e.g., improvement allowances, moving allowances, rental abatement, current base year) and to the lack of “down time” resulting from the extension of the Term and continuous occupancy by Tenant as a result thereof.
     (ii) If Landlord and Tenant, and their respective brokers or appraisers, if any, do not timely agree upon the Fair Market Base Rent by the date that is thirty (30) days after the Extension Notice Deadline, then such terms shall be determined within an additional thirty (30) days as set forth in this subparagraph (ii). Within ten (10) days after the date which is thirty (30) days after the Extension Notice Deadline, Landlord and Tenant (or their respective brokers or appraisers, if any) shall select an appraiser that has at least five (5) years full-time commercial appraisal experience and is a member of the American Institute of Real Estate Appraisers, and each party (or its broker or appraiser, if any) shall submit its determination of the Fair Market Base Rent to the appraiser so selected. Such appraiser shall select one of the proposed Fair Market Base Rent proposals as the more accurate. The determination by said independent appraiser shall be binding upon Landlord and Tenant. The appraiser fees shall be shared equally by Landlord and Tenant.
Notwithstanding the foregoing, in the event that Tenant elects to extend the Term for the Second Extension Term, Landlord may, by giving written notice to Tenant on or before the date six (6) months prior to the expiration date of the commencement of the Second Extension Term, elect to void Tenant’s election if Landlord then intends to redevelop the Building site (whether by demolition, renovation, or otherwise), in which event the Term of this Lease shall expire and terminate upon the expiration of the First Extension Term, subject to earlier termination as provided in this Lease.
     3. Rent; Base Year.
          (a) Base Rent. Commencing on the First Extension Term Commencement Date, the annual Base Rent rate for the Premises shall be $16.50 per rentable square foot. On each anniversary of said date during the First Extension Term, the annual Base Rent shall increase by an amount equal to three percent (3%) of the Base Rent applicable during the then expiring twelve-month period.
          (b) Base Rent Abatement. Base Rent payable for the initial three (3) months of the First Extension Term shall be abated. Notwithstanding the foregoing, the amount of Rent abated pursuant to this paragraph shall accrue as an obligation of Tenant to Landlord and shall be payable if an event of default occurs under the Lease, in which event Tenant shall immediately pay to Landlord, as Rent, a sum equal to the amount of such abated Rent.
          (c) Base Year. During the First Extension Term, the “Base Year Operating Costs” shall be the Operating Costs for calendar year 2004.
     4. Condition of Premises; Disclaimer. Tenant hereby acknowledges and agrees that it has had sufficient opportunity to inspect the Premises and any improvements presently located therein, and the Premises is being leased to Tenant in its present “AS IS” condition, without representation, warranty or covenant of or from Landlord. Landlord shall have no obligation to construct or install any improvements of any kind or character whatsoever in or to the Premises or to provide any tenant improvement allowance or other allowance. LANDLORD DOES NOT MAKE AND HEREBY DISCLAIMS, AND TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE AND HAS DISCLAIMED, ANY REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, WITH RESPECT TO THE EXPANSION PREMISES, INCLUDING, WITHOUT LIMITATION, THE PRESENT OR FUTURE MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, FITNESS OR SUITABILITY THEREOF OR ANY PART THEREOF IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF TENANT.
Notwithstanding the foregoing, Landlord will, at Landlord’s expense, apply touch up paint and spot clean the Premises as may be reasonably necessary.
     5. Additional Modifications to the Lease; Miscellaneous Provisions.
          (a) Landlord’s Liability. Without limiting any term or provision of the Lease or this First Amendment, Tenant hereby acknowledges the limitations on the liability of Landlord and its partners, shareholders and principals (including, without limitation, members and officers) set forth in Section 25.5 of the Lease, and Tenant hereby ratifies said Section and acknowledges that it shall remain in full force and effect in accordance with its terms.
          (b) Substitution Space. During the First Extension Term, Landlord shall not exercise its right to relocate the Premises to any Substitution Space, as set forth in Article 26 of the Lease.
          (c) From and after the date hereof, Landlord’s Address for Notice shall be:
Cumberland Office Park, LLC
P. O. Box 201365
Dallas, Texas 75320-1365
Regarding: Tenant Notice
               and Landlord’s Address for Payment shall be:
Cumberland Office Park, LLC

P. O. Box 201365
Dallas, Texas 75320-1365
Attention: Accounting
     6. Brokers. Landlord and Tenant each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Pope & Land Enterprises, Inc., as “Landlord’s Broker”, and CTR Partners, LLP, as “Tenant’s Broker”, in connection with the negotiation or execution of this Second Amendment which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith. Each party shall, and hereby agrees to, indemnify and hold the other harmless from all reasonable costs (including court costs, investigation costs, and reasonable attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent (other than Landlord’s Broker and Tenant’s Broker) with respect to this Second Amendment which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker. Landlord shall pay a commission to Landlord’s Broker and Tenant’s Broker in accordance with a separate commission agreement. This provision shall survive the expiration or earlier termination of the Lease.
     7. Miscellaneous.
          (a) Any number of counterparts of this Second Amendment may be signed and delivered, each of which shall be considered as original and all of which, together, shall constitute one and the same instrument. The parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be “written” and a “writing”, and a signature delivered by facsimile shall be as binding upon the delivering party as an original signature, for all purposes of the Lease and this Second Amendment.
          (b) This Second Amendment shall be construed in accordance with the laws of the State of Georgia and those laws shall prevail in the event of any conflict of laws.
          (c) TIME IS OF THE ESSENCE HEREOF.
          (d) Other than to the extent expressly modified and amended by this Second Amendment, Landlord and Tenant hereby ratify the Lease and acknowledge that it shall remain in full force and effect in accordance with its terms. In the event of any conflict or inconsistency between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall govern and control.
          (e) This Second Amendment supersedes all prior discussions and agreements by and between Landlord and Tenant with respect to the matters contained herein, and this Second Amendment contains the sole and entire understanding between Landlord and Tenant with respect thereto.

     IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute, seal and deliver this Second Amendment to Lease Agreement, all as of the day and year first written above.

LANDLORD: CUMBERLAND OFFICE PARK, LLC, a Georgia limited liability company By: P & L C.O.P., LLC, its Manager

Date executed: 4-13-04	By:	/s/ Adams D. Little III		(SEAL)
		Name:	Adams D. Little III
		Title:	Manager

TENANT: EBANK.COM, INC., a Georgia corporation
Date executed: 4/8/04	By:	/s/ David S. Haley
		Name:	David S. Haley
		Title:	SVP/CTO/CISO

[CORPORATE SEAL]